As filed with the U.S. Securities and Exchange Commission on June 23, 2025.
Registration No. 333-287488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jefferson Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6153 (Primary Standard Industrial Classification Code Number)	33-1923926 (I.R.S. Employer Identification Number)
600 South Highway 169, Suite 1575
Minneapolis, Minnesota 55426
Phone Number: (320) 229-8505
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Burton
Chief Executive Officer
600 South Highway 169, Suite 1575
Minneapolis, Minnesota 55426
Phone Number: (320) 229-8505
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Marc D. Jaffe Erika Weinberg Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Matthew Pfohl Chief Administrative Officer and General Counsel Jefferson Capital, Inc. 600 South Highway 169, Suite 1575 Minneapolis, Minnesota 55426 (320) 229-8505	Alexander D. Lynch Michael Stein Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Jefferson Capital, Inc. is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-287488) as an exhibits-only filing. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules
(a)
Exhibits

A list of exhibits required to be filed under this item is set forth on the Exhibit Index of this registration statement and is incorporated in this Item 16(a) by reference.

INDEX TO EXHIBITS
The following exhibits are filed as part of this registration statement.
Exhibit No.
1.1	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation of Jefferson Capital, Inc., as in effect prior to the consummation of this offering.
3.2	Form of Amended and Restated Certificate of Incorporation of Jefferson Capital, Inc., to be in effect upon completion of this offering.
3.3	Form of Amended and Restated Bylaws of Jefferson Capital, Inc., to be in effect upon completion of this offering.
4.1*	Specimen Stock Certificate evidencing the shares of common stock.
4.2*
Indenture, dated as of August 4, 2021, by and among Jefferson Capital Holdings, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

4.3*	Form of 6.000% Senior Notes due 2026 (included in Exhibit 4.2).
4.4*	Indenture, dated as of February 2, 2024, by and among Jefferson Capital Holdings, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.
4.5*	Form of 9.500% Senior Notes due 2029 (included in Exhibit 4.4).
4.6*	Indenture, dated as of May 2, 2025, by and among Jefferson Capital Holdings, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.
4.7*	Form of 8.250% Senior Notes due 2030 (included in Exhibit 4.6).
4.8	Form of Stockholders Agreement, to be in effect upon completion of this offering.
5.1*	Opinion of Latham & Watkins LLP.
10.1*
Amendment No. 5, dated as of June 3, 2024, to Credit Agreement, dated as of May 21, 2021, by and among CL Holdings, LLC, Jefferson Capital Systems, LLC, JC International Acquisition, LLC, the lenders party thereto and Citizens Bank, N.A., as administrative agent.

10.2*
Amendment No. 6, dated as of November 13, 2024, to Credit Agreement, dated as of May 21, 2021, by and among CL Holdings, LLC, Jefferson Capital Systems, LLC, JC International Acquisition, LLC, the lenders party thereto and Citizens Bank, N.A., as administrative agent.

10.3*
Asset Purchase Agreement, dated as of October 2, 2024, by and among Jefferson Capital Systems, LLC, as Purchaser, Conn’s, Inc., Conn Appliances, Inc., Conn Credit Corporation, Inc., Conn Credit I, LP, CARF COL LLC, W.S. Badcock LLC, W.S. Badcock Credit LLC, and W.S. Badcock Credit I LLC, as Sellers.

10.4†*	JCAP TopCo, LLC 2018 Underlying Units Plan.
10.5†*	Management Invest, LLC 2018 Management Incentive Plan.
10.6†*	Form of Management Incentive Units Award Agreement and Underlying Units Award Agreement.
10.7†*	2025 Incentive Award Plan.
10.8†*	Form of Restricted Stock Unit Grant Notice and Agreement under the 2025 Incentive Award Plan.
10.9†*	Form of Stock Option Grant Notice and Agreement under the 2025 Incentive Award Plan.
10.10†*	Form of Jefferson Capital, Inc. Restricted Stock Agreement.
10.11†*	Amended and Restated Senior Management Agreement, dated as of March 20, 2018, by and among CL Holdings, LLC, FMT Services, LLC and David Burton.
10.12*	Form of Indemnification Agreement.
21.1*	List of Subsidiaries.
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

Exhibit No.
23.2*	Consent of Deloitte & Touche LLP, as to Jefferson Capital, Inc.
23.3*	Consent of Deloitte & Touche LLP, as to Jefferson Capital Holdings, LLC.
24.1*	Powers of Attorney (included in the signature pages to this registration statement).
107*	Filing Fee Table.

*
Previously filed.

†
Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota on June 23, 2025.
Jefferson Capital, Inc.
By:
/s/ David Burton

David Burton
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David Burton David Burton	President and Chief Executive Officer (Principal Executive Officer)	June 23, 2025
/s/ Christo Realov Christo Realov	Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2025
* Thomas Harding	Director	June 23, 2025
* John Oros	Director	June 23, 2025
* Thomas Lydon, Jr.	Director	June 23, 2025
* Christopher Giles	Director	June 23, 2025
* Ronald Vaske	Director	June 23, 2025
* Beth Leonard	Director	June 23, 2025
* By:	/s/ David Burton
David Burton Attorney-in-fact